CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of RGC Resources, Inc. on Form S-3 of our report dated December 15, 2004 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the sale of substantially all of the assets of its subsidiary Diversified Energy Company, d/b/a Highland Propane Company described in Note 2), incorporated by reference in the Annual Report on Form 10-K of RGC Resources, Inc. for the year ended September 30, 2004.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina

February 11, 2005